EXHIBIT 99.1
PRESS RELEASE

Press Contacts:	Investor Relations Contact:
Robyn Jenkins	Blair Christie
Cisco Systems, Inc.	Cisco Systems, Inc.
(408) 853-9848	(408) 525-4856
rojenkin@cisco.com	blchrist@cisco.com

Kim Gibbons
Cisco Systems, Inc.
408 525-4909
kgibbons@cisco.com

Cisco Systems Completes Acquisition of Psionic Software

     SAN JOSE, Calif., December 23, 2002 — Cisco Systems, Inc., today announced it has completed the acquisition of privately-held Psionic Software, Inc. of Austin, Texas. Psionic Software develops network security software designed to increase the efficiency of intrusion detection systems (IDS) by reducing false alarms. The acquisition of Psionic Software augments Cisco’s network security portfolio, which consists of VPN firewall, IDS, and SSL-accelerators. Cisco’s security solutions are offered through specialized security appliances as well as Cisco IOS routers, switches, and security and identity management applications.

About Cisco Systems

     Cisco Systems, Inc. (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

# # #

Cisco, Cisco Systems, and the Cisco Systems logo are registered trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.